Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No.333-223771) pertaining to the 2007 Stock Option and Grant Plan, as amended, the 2017 Employee Stock Purchase Plan, and 2017 Employee, Director, and Consultant Equity Incentive Plan,

(2) Registration Statement (Form S-8 No. 333-231373) pertaining to the 2017 Employee Stock Purchase Plan, and 2017 Employee, Director and Consultant Equity Incentive Plan,

(3) Registration Statement (Form S-8 No. 333-240420) pertaining to the 2017 Employee Stock Purchase Plan, and 2017 Employee, Director and Consultant Equity Incentive Plan,

(4) Registration Statement (Form S-8 No. 333-256032) pertaining to the 2017 Employee Stock Purchase Plan, and 2017 Employee, Director and Consultant Equity Incentive Plan,

(5) Registration Statement (Form S-8 No. 333-264836) pertaining to the 2017 Employee Stock Purchase Plan, and 2017 Employee, Director and Consultant Equity Incentive Plan, and

(6) Registration Statement (Form S-8 No. 333-270295) pertaining to the 2017 Employee Stock Purchase Plan, and 2017 Employee, Director and Consultant Equity Incentive Plan;

of our reports dated March 17, 2025, with respect to the consolidated financial statements of Quanterix Corporation and the effectiveness of internal control over financial reporting of Quanterix Corporation included in this Annual Report (Form 10-K) of Quanterix Corporation for the year ended December 31, 2024.

/s/ Ernst & Young LLP

Boston, Massachusetts
March 17, 2025